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                                                                  EXHIBIT 10.53

                                PROMISSORY NOTE

U.S.$1,000,000.00                                      April 4, 2000
                                                       Saddle Brook, New Jersey

        FOR VALUE RECEIVED, the undersigned, MELVYN BLUM, an individual residing at 1 Central Park West, Apartment #27G, New York, New York 10023 ("Payor"), hereby promises to pay to VORNADO REALTY TRUST, a Maryland real estate investment trust ("Payee"), or its order, at its principal offices located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663, the principal amount of ONE MILLION DOLLARS ($1,000,000.00). Interest shall accrue on this Note at the rate per annum (calculated on the basis of the number of days lapsed since the last payment) equal to 6.55% and accrued and unpaid interest shall be due and payable quarterly in arrears on the tenth day following the then current calendar quarter, until the principal amount of this Note and all accrued interest hereon shall have been paid in full.

        Interest due on this Note shall be calculated on the basis of a 365-day year for the actual number of days elapsed during the applicable period. Any payment required to be made hereunder on a day which is not a business day shall due and owing on the first business day thereafter. Failure by the Payor to pay any sum due hereunder when due and payable which has not been cured by the Payor within 30 days following actual receipt of written notice given by the Payee shall constitute an event of default under this Note and the Payee may, at its sole option exercised by notice to the Payor, declare the entire outstanding principle balance hereof, together with all unpaid interest accrued hereon, to be immediately due and payable in full. Upon the occurrence of an event of default hereunder, the Payee may exercise all rights and remedies available to it hereunder or otherwise.

        The principal amount hereof and all accrued and unpaid interest hereon shall be due and payable on the Maturity Date (as defined below). For purposes of this Note, the term "Maturity Date" shall mean the earliest of (i) the Date Payor ceases to be employed by Payee, and (ii) April 4, 2005. The Payor shall have the right to prepay all or any portion of the amounts evidenced by this Note at any time without premium or penalty; provided, however, such prepayment shall include all interest accrued and unpaid hereunder as of the date of such prepayment.

        Failure by Payor to pay any sum due hereunder when due and payable which has not been cured by Payor within 30 days following actual receipt of written notice given by Payee, or the occurrence of an event of default under that certain pledge agreement (the "Pledge Agreement") made by Payor to Payee dated as of the date hereof and any of the documents, relating to the indebtedness evidenced by this Note shall constitute an Event of Default under this note and Payee may, at its sole option exercised by notice to Payor, declare the entire outstanding principal balance hereof, together with all unpaid interest accrued hereon, to be immediately due and payable in full. Upon the occurrence of an Event of Default, Payee may exercise all rights and remedies available to it under the Pledge Agreement or otherwise.

        If this Note is collected by legal proceedings (including proceedings in the probate or bankruptcy courts) then all costs and expenses of collection or enforcement shall be added to the principal of, and be collectible as part of, this Note.

        In case any one or more of the provisions of this Note shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        THIS NOTE IS MADE UNDER AND IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE-OF-LAW RULES.

        IN WITNESS WHEREOF, the Payor has caused this instrument to be duly executed on the date in the year first above written.


                                                     -------------------------
                                                     Melvyn Blum
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State of New Jersey

County of Bergen



       I am a ----------------------, an officer authorized to take acknowledgments and proofs in this State. I sign this acknowledgment below to certify that it was made before me.



       On April 4, 2000, Melvyn Blum appeared before me in person. I am satisfied that this person is the person named in and who signed the foregoing instrument. This person acknowledged signing, sealing and delivering the foregoing instrument as this person's act and deed for the uses and purposes expressed in the foregoing instrument.





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